Exhibit 10.22

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”), dated as of December 9, 2008, is made and entered into by and among NORTHWEST AIRLINES, INC., a corporation organized under the laws of the State of Minnesota (the “Borrower”), NORTHWEST AIRLINES CORPORATION, a corporation organized under the laws of the State of Delaware (“Holdings”), MCH, INC., a corporation organized under the laws of the State of Delaware (“MCH”), COMPASS AIRLINES, INC., a corporation organized under the laws of the State of Delaware (“Compass”), MESABA AVIATION, INC., a corporation organized under the laws of the State of Minnesota (“Mesaba”), NWA FUEL SERVICES CORPORATION, a corporation organized under the laws of the State of New York (“NWA Fuel”), NORTHWEST AEROSPACE TRAINING CORPORATION, a corporation organized under the laws of the State of Delaware (“Northwest Aerospace”), NWA RETAIL SALES INC., a corporation organized under the laws of the State of Minnesota (“NWA Retail”), MLT INC., a corporation organized under the laws of the State of Minnesota (“MLT”), and each other subsidiary of the Borrower or Holdings that becomes a party to the Credit Agreement referenced below (together with Holdings, MCH, Compass, Mesaba, NWA Fuel, Northwest Aerospace, NWA Retail and MLT, each individually a “Guarantor”, and, collectively, the “Guarantors”), each entity that is a party to such Credit Agreement from time to time as a lender (each individually a “Lender” and, collectively, the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as a Lender and Letter of Credit Issuer and as administrative agent for the Secured Creditors, as defined in the Credit Agreement (in such capacity, the “Agent”), CITIBANK, N.A., a national banking association, as a Lender, and MORGAN STANLEY BANK, N.A., a national banking association, as a Lender.

On October 29, 2008, the parties hereto entered into a Credit Agreement, dated as of such date (as such agreement may be amended, restated, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), the Security Agreement and certain other Loan Documents (each as defined in the Credit Agreement), and, thereafter, the Initial Delta Merger was effected and, following such merger, the Borrower and the Guarantors assumed and granted certain security interests with respect to certain obligations under the Delta-JPMCB Agreement and the Delta-GSCP Agreement (each as defined in the Credit Agreement).

The Borrower and the Guarantors have requested that the Lenders agree to amend certain provisions of the Credit Agreement, waive certain breaches under the Loan Documents, and consent to certain actions by the Borrower and the Guarantors, and the Lenders are willing to do so, in each case subject to the terms and conditions of this Amendment.

Simultaneously herewith, the Borrower, the Guarantors and the Agent are entering into that certain First Amendment to Security Agreement, dated as of the date hereof (the “Security Agreement Amendment”).

ACCORDINGLY, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.  All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Section 2.  Amendments.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as applicable, the following definitions:

“Agency Agreement” means that certain Agency Agreement dated as of October 29, 2008, between U.S. Bank and JPMorgan Chase Bank, N.A., in each case in the capacity or capacities referred to therein, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable 50% Reduction Threshold” means (i) during the period from and including December 10, 2008, through and including February 9, 2009, $2,500,000,000, and (ii) at any other time, $2,750,000,000.

“Cash Liquidity” means, at any time, the sum of (a) (I) unrestricted cash and cash equivalents of Holdings and its Subsidiaries at such time and (II) unrestricted short term investments of Holdings and its Subsidiaries at such time, excluding, however, in the case of both clause (I) and clause (II), (x) any such cash, cash equivalents or short term investments on deposit or held in any of the Pledged Dual-Control Accounts, Excluded Accounts and Escrow Accounts and (y) on and after April 30, 2009, any such cash, cash equivalents or short term investments on deposit or held in the Reserve Primary Fund Account and (b) the Undrawn Facility Amount at such time.

“Reserve Primary Fund Account” means Reserve Primary Fund account no. 82217773, as such account may be re-numbered or re-captioned from time to time, all sub-accounts of such account, and any duplicate, corollary or replacement account of such account.

(b)           Section 1.1 of the Credit Agreement is further amended by amending and restating in its entirety clause (b) of the definition therein of “Current Appraised Value” to read as follows:

(b)           (i) in the case of Spare Parts owned by the Borrower, the aggregate of the values for each Spare Part stock number by category (airframe, avionics or engine parts, as applicable) calculated as the product of (A) the book value thereof as reflected in the financial statements most recently delivered to the Agent under Section 5.1 for each such stock number and (B) a fraction, the numerator of which is the fair market value for such stock number (as reported in the applicable Appraisal Report) and the denominator of which is the book value for such stock number (as reported in the applicable Appraisal Report), and (ii) in the case of Spare Parts owned by Compass or Mesaba, the book value thereof as reflected in the financial statements most recently delivered to the Agent under Section 5.1;

(c)           Section 1.5 of the Credit Agreement is amended by adding the following at the end thereof:

For the avoidance of doubt, the terms “securities account” and “securities accounts”, when used in this Agreement or in any other Loan Document, include, without limitation, any shares or beneficial or other interests in any mutual fund, money market fund or other investment fund, arrangement or other similar structure, whether or not maintained with a securities intermediary or registered directly with the issuer or any transfer agent, trustee or other registered owner of any such shares.

(d)           Section 2.9(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)           Notwithstanding any other provision hereof, if at any time Cash Liquidity is less than the Applicable 50% Reduction Threshold, then (i) each Lender’s Commitment Amount shall immediately, automatically and permanently be reduced to an amount equal to 50% of such Lender’s Commitment Amount at such time and (ii) if the Total Outstandings exceed 50% of the Aggregate Commitment Amount immediately prior to the reduction of the Commitments under clause (i), the Borrower shall prepay Loans within two Business Days of such occurrence in an aggregate principal amount equal to the amount of such excess.

(e)           Section 3.1(a)(ix) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ix)           In respect of each Pledged Account that is not an Excluded Account, an Account Control Agreement, duly executed by a duly authorized officer (or officers) of the Borrower or the Guarantor that owns such account, as applicable, the relevant depository bank or securities intermediary or financial institution, as applicable, and the Agent.

(f)            Section 5.2(h) of the Credit Agreement is amended and restated in its entirety to read as follows:

(h)           (I) on each Business Day during the period from and including December 10, 2008, through and including February 9, 2009, a Cash Liquidity Report as of the immediately preceding Business Day, and (II) on the first Business Day of each calendar week that does not commence during the period described in the foregoing clause (I), a Cash Liquidity Report as of the last Business Day of the immediately preceding calendar week;

(g)           Section 7.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)           the Borrower or any Guarantor shall default in the observance or performance of any agreement contained in Section 2.9(a), Section 2.10(a), Section 2.15(c), Section 5.10, Section 6.1(c), Section 6.3 (other than a default arising from a nonconsensual Lien), Section 6.4, Section 6.5, Section 6.6, or the last sentence of Section 4(j)(vii) of the Security Agreement or (without limiting the foregoing) shall fail to comply with either of the Collateralization Requirements; or

(h)           Exhibit D to the Credit Agreement is amended and restated in its entirety to read as set forth in Exhibit A to this Amendment.

(i)            Schedule 1.1-C  to the Credit Agreement is amended and restated in its entirety to read as set forth in Schedule A to this Amendment.

(j)            Schedule 1.1-D  to the Credit Agreement is amended and restated in its entirety to read as set forth in Schedule B to this Amendment.

(k)           Schedule 1.1-E  to the Credit Agreement is amended and restated in its entirety to read as set forth in Schedule C to this Amendment.

Section 3.  Certain Consents and Waivers Relating to Accounts.

(a)           The Borrower and the Guarantors each acknowledge that, as of the Effective Date, the Borrower owned account no. 2370770113039 at Smith Barney, a division of Citigroup Global Markets, Inc., notwithstanding the Borrower’s and each Guarantor’s representation and warranty under Section 4.17 of the Credit Agreement that each and every deposit account, sweep account linked thereto and other securities account owned or held by the Borrower or any of the Guarantors, except Escrow Accounts, Petty Cash Accounts, Payroll Accounts and accounts outside the United States, was listed on Schedule 1.1-B, Schedule 1.1-C, Schedule 1.1-D or Schedule 1.1-E to the Credit Agreement. Subject to the terms and conditions set forth herein, the Lenders hereby waive the breach described in the foregoing sentence and any Event of Default under Section 7.1(b) of the Credit Agreement on account of such breach.

(b)           Subject to the terms and conditions set forth herein, the Lenders:

(i)            consent to the closure, not later than the fifth Business Day after the date hereof, of each of the deposit or securities accounts listed on Schedule D hereto (the “Closed Accounts”), in each case by the Borrower or the Guarantor that owns such account, and to the closure by the Borrower of the Reserve Primary Fund Account as soon as the Borrower is able to do so; and

(ii)           waive, in respect of each of the Closed Accounts and, solely until April 30, 2009, the Reserve Primary Fund Account, the requirement set forth in Section 4(j)(vii) of the Security Agreement, and the condition set forth in Section 3.1(a)(ix) of the Credit Agreement, as to the delivery of an Account Control Agreement in respect of such account.

(c)           The waivers and consents set forth in this Section 3 each shall be effective only in this specific instance and for the specific purpose for which they are given, and none of such waivers and consents shall entitle the Borrower or any Guarantor to any other or further waiver or consent in any similar or other circumstances.

Section 4.  Conditions Precedent to Effectiveness.  This Amendment shall become effective when the Agent has received each of the following, each in form and substance reasonably acceptable to the Agent and each of the Lenders:

(a)           this Amendment, duly executed by a duly authorized officer (or officers) of the Borrower, each of the Guarantors, the Agent and the Lenders;

(b)           an amendment to the Agency Agreement, duly executed by a duly authorized officer (or officers) of each of the parties thereto;

(c)           an Officer’s Certificate;

(d)           a certificate of good standing for Holdings in the jurisdiction of its incorporation and a certificate of merger reflecting the Initial Delta Merger, certified by the appropriate governmental officials as of a date acceptable to the Agent; and

(e)           payment of the fee referred to in Section 5 below for each Lender.

Section 5.  Amendment Fee.  On or prior to the date hereof, the Borrower shall pay to the Agent for the account of each Lender an amendment fee equal to 0.0625% of such Lender’s initial Commitment Amount. Such fee shall be deemed fully earned by each Lender when due.

Section 6.  Representations and Warranties.  The Borrower and each of the Guarantors hereby represent and warrant as follows:

(a)           The Borrower and each of the Guarantors have the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Credit Agreement as amended hereby.  The Borrower and each of the Guarantors have taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.  No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit under the Credit Agreement as amended hereby or with the execution, delivery, performance, validity or enforceability of this Amendment or the Credit Agreement as amended hereby, except any such consent, authorization, filing, notice or other act required to be made or obtained after the Effective Date in the ordinary course of business. This Amendment has been duly executed and delivered on behalf of the Borrower and each Guarantor. This Amendment and the Credit Agreement as amended hereby each constitute a legal, valid and binding obligation of each of the Borrower and each Guarantor, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)           The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby, and the other Loan Documents, the borrowings and other extensions of credit under the Credit Agreement as amended hereby and the use of the proceeds thereof will not violate in any material respect any material Requirement of Law or any material Contractual Obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(c)           Each of the representations and warranties set forth in the Credit Agreement as amended hereby and the other Loan Documents is true and correct in all material respects as of the date hereof, except to the extent that such representation and warranty relates to a specified date, in which case such representation or warranty was true and correct in all material respects as of such date.

(d)           No event has occurred and is continuing that constitutes a Default or an Event of Default, except as specifically waived under Section 3. Without limiting the foregoing, each of the Collateralization Requirements is satisfied, and the Current Appraised Value of the Eligible Collateral (based on the Collateral Report delivered for the month ending October 31, 2008 with respect to Aircraft Fuel) is not less than the Collateral Coverage Threshold, in each case as of the date hereof.

Section 7.  Release.  The Borrower and each Guarantor hereby absolutely and unconditionally release and forever discharge the Agent and each of the Lenders, and any and all affiliates, insurers, successors and assigns thereof, together with all of the present and former directors, officers, agents, employees and attorneys-in-fact of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description that the Borrower or any Guarantor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising on or before the date of this Amendment in any way relating to or arising out of the Loan Documents or any action taken or omitted under the Loan Documents, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 8.  Costs and Expenses.  Without limiting the generality of Section 10.2 of the Credit Agreement, the Borrower shall pay or reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent or such Lender in connection with this Amendment and the Security Agreement Amendment.

Section 9.  Consent to Security Agreement Amendment and Related Filings.  Each of the Lenders hereby consents to the Security Agreement Amendment and to the filing of amendments to Financing Statements reflecting amendments effected thereby.

Section 10.  Miscellaneous.  Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.  All references in the Credit

Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  The validity, construction and enforceability of this Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.

(Signature pages follow)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NORTHWEST AIRLINES, INC.		NORTHWEST AIRLINES CORPORATION

By:	/s/ Terry Mackenthun	By:	/s/ Mona Warwar
Name:	Terry Mackenthun	Name:	Mona Warwar
Title:	CFO	Title:	Vice President – Corporate Tax

MCH, INC.		COMPASS AIRLINES, INC.

By:	/s/ Terry Mackenthun	By:	/s/ Terry Mackenthun
Name:	Terry Mackenthun	Name:	Terry Mackenthun
Title:	Vice President	Title:	Vice President

MESABA AVIATION, INC.		NWA FUEL SERVICES CORPORATION

By:	/s/ Terry Mackenthun	By:	/s/ Terry Mackenthun
Name:	Terry Mackenthun	Name:	Terry Mackenthun
Title:	Vice President	Title:	Vice President

NORTHWEST AEROSPACE TRAINING CORPORATION		NWA RETAIL SALES INC.

By:	/s/ Terry Mackenthun	By:	/s/ Terry Mackenthun
Name:	Terry Mackenthun	Name:	Terry Mackenthun
Title:	Vice President	Title:	Vice President

MLT INC.

By:	/s/ Terry Mackenthun
Name:	Terry Mackenthun
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
in its individual corporate capacity and as Agent

By:	/s/ Mark R. Olmon
Name:	Mark R. Olmon
Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ James J. McCarthy
Name:	James J. McCarthy
Title:	Managing Director & Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory